Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of iRadimed Corporation filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated June 18, 2014, relating to our audits of the financial statements, appearing in the Prospectus, which is a part of the Registration Statement (Form S-1 No. 333-196875) declared effective on July 15, 2014.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Orlando, Florida
July 16, 2014